UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2007
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On June 8, 2007, Coeur d’Alene Mines Corporation announced that Bolnisi Gold NL has agreed to extend Coeur’s due diligence period by 14 days under the Merger Implementation Agreement relating to Coeur’s proposed acquisition of Bolnisi, which is part of a larger transaction that also would result in Coeur’s acquisition of Palmarejo Silver and Gold Corporation.
     The foregoing description of the amendment to the merger implementation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment filed as an exhibit hereto.
Additional Information
     The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators website (www.sedar.com) or, without charge, from Coeur. This report is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. The Coeur shares to be issued in the Transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. Information regarding any interests that Coeur’s executive officers and directors may have in the transaction will be set forth in the proxy statement.
     Copies of the merger implementation agreements and certain related documents have or will be filed with the SEC and Canadian securities regulators and will be available at the SEC’s website at www.sec.gov and at the Canadian securities regulators’ website at www.sedar.com.
Forward-Looking Statements
     This Current Report on Form 8-K contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Bolnisi and Palmarejo by Coeur and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, the company and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by Coeur’s, Bolnisi’s, or Palmarejo’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all and (ii) the satisfaction of various other closing conditions contained in the Merger Implementation Agreements. Other potential risks and uncertainties are discussed in Coeur’s reports and other documents filed with the SEC from time to time. Coeur assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of Coeur’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by Coeur that the statements will prove to be correct.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit 2.1	Amending Agreement dated June 8, 2007 Relating to Merger Implementation Agreement dated May 3, 2007 by and among Coeur d’Alene Mines Corporation, Coeur d’Alene Mines Australia Pty Ltd, Coeur Sub Two, Inc. and Bolnisi Gold NL

Exhibit 99.1	Press Release dated June 8, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: June 8, 2007	By:	/s/ James A. Sabala
		Name:	James A. Sabala
		Title:	Executive Vice President and Chief Financial Officer

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